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                                                                    EXHIBIT 23.1

                       CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Hayes Wheels International, Inc.:

     We consent to the use of our report dated February 23, 1996 except as to
Note 17, which is as of March 28, 1996, related to the consolidated balance sheets of Hayes Wheels International, Inc. and subsidiaries as of January 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1996, incorporated herein by reference and to the reference of our firm under the heading "Experts" in the Registration Statement and Prospectus. Our report refers to a change from the LIFO method of valuing inventory to the FIFO method and the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits".


                                                KPMG Peat Marwick LLP


Detroit, Michigan
May 15, 1996